As Filed with the Securities and Exchange Commission on June 24, 2002
Registration No. 333-87590

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 2
TO
FORM S-1
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

MTC Technologies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	8711	02-0593816
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4032 Linden Avenue
Dayton, Ohio 45432
Telephone: (937) 252-9199

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

David S. Gutridge
Chief Financial Officer
MTC Technologies, Inc.
4032 Linden Avenue
Dayton, Ohio 45432
Telephone: (937) 252-9199

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Christopher M. Kelly, Esq. Jones, Day, Reavis & Pogue North Point 901 Lakeside Avenue Cleveland, Ohio 44114	Craig E. Chason, Esq. John M. McDonald, Esq. Shaw Pittman LLP 2300 N Street, N.W. Washington, D.C. 20037

Approximate date of commencement of proposed sale to the public:    As soon as practicable after this Registration Statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This amendment No. 2 is filed solely for the purpose of adding or re-filing certain exhibits.

Item 16.    Exhibits and Financial Statement Schedules.

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement.

3.1*	Amended and Restated Certificate of Incorporation.

3.2*	Amended and Restated Bylaws.

4.1**	Specimen certificate for shares of common stock.

4.2*	Registration Rights Agreement, dated June 11, 2002, by and between MTC Technologies, Inc. and Rajesh K. Soin.

5.1*	Opinion of Jones, Day, Reavis & Pogue.

10.1*	Credit Agreement, dated December 28, 2001, by and among Modern Technologies Corp., National City Bank, for itself and as agent, and The Provident Bank.

10.2*	Security Agreement, dated December 28, 2001, between Modern Technologies Corp. and National City Bank.

10.3*	MTC Technologies, Inc. 2002 Equity and Performance Incentive Plan.

10.4*	Form of Directors and Officers Indemnification Agreement.

10.5*	Tax Indemnification Agreement, dated as of June 10, 2002, by and between MTC Technologies, Inc. and Rajesh K. Soin.

10.6*	Retention Agreement, dated June 11, 2002, by and among Modern Technologies Corp., MTC Technologies, Inc. and Michael W. Solley.

10.7*	Nonqualified Stock Option Agreement, dated May 3, 2002, by and between MTC Technologies, Inc. and Michael W. Solley.

10.8*	Nonqualified Stock Option Agreement, dated May 3, 2002, by and between MTC Technologies, Inc. and David Gutridge.

10.9*	Nonqualified Stock Option Agreement, dated May 3, 2002, by and between MTC Technologies, Inc. and Benjamin Crane.

10.10*	Credit Agreement Waiver, dated May 2, 2002, from National City Bank to Modern Technologies Corp.

21.1*	Subsidiaries.

23.1*	Independent Auditor’s Consent of Deloitte & Touche LLP.

23.2*	Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1).

23.3*	Consents of Donald R. Graber and Lawrence A. Skantze.

23.4*	Consent of Kenneth A. Minihan.

24.1*	Power of Attorney

*   Previously filed.
** Previously filed, and being re-filed as part of amendment No. 2.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, MTC Technologies, Inc. has duly caused amendment No. 2 to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dayton, State of Ohio, on June 21, 2002.

MTC TECHNOLOGIES, INC.

By:	*

Name:	Michael W. Solley

Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Rajesh K. Soin	Chairman of the Board and Director	June 21, 2002

* Michael W. Solley	President, Chief Executive Officer and Director (Principal Executive Officer)	June 21, 2002

* David S. Gutridge	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	June 21, 2002

*
The undersigned, by signing his name hereto, does sign and execute this registration statement pursuant to the powers of attorney executed by the above-named officers and directors of the registrant, which have previously been filed with the Securities and Exchange Commission on behalf of such officers and directors.

By:	/s/ CHRISTOPHER M. KELLY
Christopher M. Kelly

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement.

3.1*	Amended and Restated Certificate of Incorporation.

3.2*	Amended and Restated Bylaws.

4.1**	Specimen certificate for shares of common stock.

4.2*	Registration Rights Agreement, dated June 11, 2002, by and between MTC Technologies, Inc. and Rajesh K. Soin.

5.1*	Opinion of Jones, Day, Reavis & Pogue.

10.1*	Credit Agreement, dated December 28, 2001, by and among Modern Technologies Corp., National City Bank, for itself and as agent, and The Provident Bank.

10.2*	Security Agreement, dated December 28, 2001, between Modern Technologies Corp. and National City Bank.

10.3*	MTC Technologies, Inc. 2002 Equity and Performance Incentive Plan.

10.4*	Form of Directors and Officers Indemnification Agreement.

10.5*	Tax Indemnification Agreement, dated as of June 10, 2002, by and between MTC Technologies, Inc. and Rajesh K. Soin.

10.6*	Retention Agreement, dated June 11, 2002, by and among Modern Technologies Corp., MTC Technologies, Inc. and Michael W. Solley.

10.7*	Nonqualified Stock Option Agreement, dated May 3, 2002, by and between MTC Technologies, Inc. and Michael W. Solley.

10.8*	Nonqualified Stock Option Agreement, dated May 3, 2002, by and between MTC Technologies, Inc. and David Gutridge.

10.9*	Nonqualified Stock Option Agreement, dated May 3, 2002, by and between MTC Technologies, Inc. and Benjamin Crane.

10.10*	Credit Agreement Waiver, dated May 2, 2002, from National City Bank to Modern Technologies Corp.

21.1*	Subsidiaries.

23.1*	Independent Auditor’s Consent of Deloitte & Touche LLP.

23.2*	Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1).

23.3*	Consents of Donald R. Graber and Lawrence A. Skantze.

23.4*	Consent of Kenneth A. Minihan.

24.1*	Power of Attorney.

*   Previously filed.
** Previously filed, and being re-filed as part of amendment No. 2.